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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of SoftKey International Inc. on Form S-4 of our report dated February 20, 1996, on our audits of the consolidated balance sheets of SoftKey International Inc. as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1995 and 1994, and the related financial statement schedule and our report dated July 31, 1995, on our audits of the consolidated balance sheets of The Learning Company as of June 30, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended June 30, 1995. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
April 10, 1996